                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated April 28, 1997 included in this Form 11-K into U.S. Xpress Enterprises' previously filed Form S-8 Registration Statement File No. 33-91238 covering the U.S. Xpress Enterprises, Inc. Xpre$$avings 401(k) Plan.


                                                      ARTHUR ANDERSEN LLP

Chattanooga, Tennessee
June 23, 1997